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STATE OF NORTH CAROLINA)
                                 LEASE AGREEMENT
COUNTY OF FORSYTH      )

      THIS LEASE, (the "Lease") made and entered into this, 2nd day of MARCH, 1998, by and between Piedmont Institute for Research and Technology II, LLC hereinafter called "LANDLORD" and FRISBY TECHNOLOGIES, INC., hereinafter referred to as "TENANT".


                                    RECITALS:

      IN CONSIDERATION of the mutual covenants contained herein, the parties agree as follows:

    1. Description of Leased Premises. Landlord is the owner of a 95,413 SF Building (the "Building") located at 111 North Chestnut Street, Winston-Salem, Forsyth County, North Carolina, 27101 being more fully described on Exhibit "A" attached hereto and hereby made a part hereof.

       The leased space shall consist of that portion of said Building and other improvements in the approximate amount of 25,108 SF, located 111 North Chestnut Street, Winston-Salem, North Carolina, 27101, hereinafter referred to as Premises being more fully described and shown on the attached floor plan as Exhibit "B". The Premises shall be for the exclusive use of Tenant, its agents, servants, employees and invitees for showroom and related uses.

       Landlord represents and warrants that it is the owner in fee simple of the Premises and that there are no covenants, restrictions or zoning or other regulations which prevent or are violated by, this Lease or the use of the Premises as contemplated herein.

    2. Term: The term of this Lease shall be for a period of Twenty (20) years, beginning on date Landlord tenders premises to Tenant (in turnkey condition as more specifically described in the attached specifications and floor plan) the "Commencement Date" and continue for Two Hundred and Forty (240) consecutive months through the "Termination Date". Landlord shall deliver Premises to Tenant One Hundred Fifty (150) days following Tenant's approval of plans.

    3. Base Rent: Tenant shall pay for rental for the Premises in the amount of:

             Months                 Annually           Monthly
             -------               -----------        ----------

              1-36                 $125,540.00        $10,461.67
             37-72                 $138,094.00        $11,507.83
             73-120                $150,648.00        $12,554.00
            121-240                $139,349.40        $11,612.45


       Tenant shall have the right to expand into the contiguous basement at any time upon 180 days notice to Landlord. Tenant shall pay for rental for this space in the amount of

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$5.00 per square foot per year or payable in monthly installments. Upon notification by Tenant to Landlord of its intent to occupy the basement, Landlord will at its expense upfit the space as per the plans. The level of upfit will not exceed that of the plans and specifications provided by Randolph
C. Henning, Architect dated December 22, 1997 attached hereto as Exhibit "C" and incorporated herein by reference.

       In the event Tenant does not elect to expand into the basement by the 24th month after occupancy, then the rental for the Premises for the remaining term of the lease will increase by $0.50 per square foot per year payable at $1,046.17 per month.

    4. Tenant to Pay Pro-Rata Share of Operating Expenses:

(A) Tenant shall pay electricity to the demised premises.

(B) The Premises contains 25,108 square feet of rentable area which comprises
26.31 percent of the total Building rentable area of 95,413 square feet.

(C) For purposes of this section, the term "Lease Year" shall mean a period of twelve (12) months or less, commencing with the term commencement date and ending on the following December 31st; each successive period of twelve (12) months or less commencing with January 1, immediately preceding the expiration of the term.

(D) Tenant shall pay an amount equal to 26.31 percent of the operating expenses for those services of the Building. For the purpose of this paragraph, "Operating Expenses" shall mean (but not to be limited to) the following incurred by the Landlord with respect to the Building of which the Premises form a part: property taxes, casualty and liability insurance, water, sewer, building maintenance and repairs to common areas and tenant premises, pest control, security services, management fees (not to exceed 4% of base rent) and all other expenses paid in connection with the operation of the Building properly chargeable against income. These expenses will be itemized and billed monthly with payment due with the following month's rent. Failure to pay these expenses on a timely basis will be considered a material breach of this Lease entitling Landlord to exercise any rights or remedies contained herein or provided by law or other authority.

(E) Any refunds or credits that are received by Landlord with respect to operating expenses billed to tenants shall be credited to each such tenant's account in the billing cycle following the receipt of refund or credit by Landlord.

(F) Tenant may inspect Landlord's books and records relating to operating expenses for the Building. Tenant may conduct any reasonable examination of the books and records at the Landlord's place of business with provided written notice is sent to Landlord not less than 10 days prior to any inspection.

    5. Occupancy and Acceptance of Premises: Landlord shall deliver actual possession of the Premises to Tenant on the Commencement Date. Tenant may accept early occupancy, provided however, in such event Tenant shall pay to Landlord base rental calculated on a daily basis assuming a 365 day year, for each day Tenant shall occupy the Premises prior to the


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Commencement Date. If permission is given to Tenant to occupy the Demised
Premises prior to the date of commencement of the term hereof such occupancy shall be subject to all the provisions of this Lease except those relating to the term of this Lease.

       In the event the Premises are not completed and ready for Tenant's occupancy by the Commencement Date as set forth above, the parties hereto shall execute an Amendment modifying this Lease to confirm the actual commencement date and termination date of the Lease Term. In the event the Premises are not ready by the Commencement Date, Landlord shall have thirty (30) additional days to complete. If the Premises are still not ready then Landlord shall provide office space for Tenant's use for up to ten (10) persons at no cost and shall give Tenant a credit of $345.00 per day against future rental due under this lease.


    6. Late Payment of Rent: All monthly installments of rent herein stipulated are due in advance, without prior offset of deduction, on the first (1st) of each month during the term hereof. All rents not received by the Landlord by the tenth (10th) day of each month during the term hereof shall be past due and Tenant shall be charged a late fee equal to 10% of the total monthly amount due. Landlord shall invoice Tenant for any such past due rent charges.

    7. Use: The Premises shall be used and occupied only for Office, Research and Development, Prototype Assembly and Storage use and shall not be used or occupied for any other purpose without the prior written consent of Landlord. These uses are permitted pursuant to the Conditions, Covenants and Restrictions applicable to tenants in the Downtown Research Park. Tenant shall not conduct, or allow to be conducted, on or within the Premises any business or permit any act which in any way increases the cost of fire insurance on the Building or constitutes a nuisance or is contrary to or in violation of the laws, statutes or ordinances of local, state or federal governments having jurisdiction. Any violation of this provision by Tenant shall be a material breach of this lease, entitling Landlord to exercise any rights or remedies contained herein or provided by law or other authority.

    8. Quiet Enjoyment: The Landlord covenants that Tenant, upon paying the Landlord the rental stipulated herein together with all other charges reserved herein, and performing the covenants, promises and agreements herein, shall peaceably and quietly have, hold and enjoy the Premises and all rights, easements, appurtenances and privileges belonging or appertaining thereto, during the full term hereby granted and any extensions or renewals thereof.

    9. Common Areas: As used in this Lease, Common Areas shall mean all areas of the entire building which are available for the common use of Tenant and which are not held for the exclusive use of the Tenant or other Tenants, including but not limited to corridors, restrooms, stairs, elevators, the parking areas and entrances and exits thereto, driveways and truck serviceways, sidewalks, landscaped areas, access roads and other areas and facilities provided for the common or joint use and benefit of occupants of the building, their employees, agents, customers and invitees.

       Tenant agrees to abide by and conform to Building Rules and Regulations and shall be responsible for the compliance with same by its employees, agents, customers and

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invitees. The failure of Landlord to enforce any such Rules and Regulations shall not be deemed to be a waiver. Pursuant to Paragraph 4 Tenant is obligated to pay Landlord it's proportionate share of any such costs.


    10. Assignment and Subletting: Tenant covenants and agrees that neither this Lease nor the term hereby granted, nor any part thereof, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, by operation of law or otherwise, and that the Premises will not be sublet or advertised for subletting or occupied, by anyone other than Tenant, or for any purpose other than as hereinabove set forth, without the prior written consent of Landlord, not to be unreasonably withheld.

    11. Landlord's Repairs: The Landlord shall maintain and keep in good condition and repair the roof, supporting walls, sewage sanitary system and shall effect repairs necessary. The Landlord shall also maintain and repair plumbing, mechanical, heating and air conditioning and electrical systems installed by Landlord, floor and wallcoverings, light fixtures, window frames and glass, window blinds, doors, door locks, and security systems, if any. Pursuant to Paragraph 4 Tenant is obligated to pay Landlord it's proportionate share of any such costs. However, the Landlord shall not be responsible for such maintenance and repairs in the event the same are required as a result of the negligence or willful act of the Tenant or its clients, customers, licensees, assignees, agents, employees or invitees and further, in any such event, the cost of such maintenance and repairs so required shall be the sole responsibility of the Tenant.

    12. Tenant's Repairs/Alterations: The Tenant shall submit to the Landlord for Landlord's prior written approval all of the plans and specifications for any structural alterations, additions or improvements in and to the Premises All such alterations, additions or improvements shall be made in accordance with applicable city, county, state and federal laws and ordinances, and building and zoning rules and regulations. Tenant shall be liable for all damages or injuries which may result to any person or property by reason of or resulting from any alterations, additions or improvements made by it to the Premises and shall hold the Landlord harmless with respect thereto. All additions and improvements made by the Tenant shall become a part of the Premises and shall, upon the termination or expiration of this Lease, belong to the Landlord.

        At Landlord's option, Landlord may require that Tenant remove any or all alterations or improvements at Tenant's expense upon termination of the Lease.

    13. Subordination and Attornment: Tenant agrees that this Lease shall be subject and subordinate to any mortgages or deeds of trust now or hereafter placed upon the Premises and to all modifications thereto. Subordination is conditioned upon non disturbance. Tenant agrees at any time to execute any and all documents necessary to effectuate this subordination. Tenant agrees to attorn to the mortgagee, trustee, or beneficiary under any such mortgage or deed of trust or the purchaser at a sale pursuant to the foreclosure thereof. In the event of the sale, assignment, or transfer by Landlord of its interest in the Premises to a successor in interest who expressly assumes the obligation of the Landlord hereunder, the Landlord shall thereupon be released or discharged from all of its covenants and obligations hereunder, except such

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obligations shall have accrued prior to any such sale, assignment, or transfer;
and Tenant agrees to look solely to any successor in interest of the landlord for performance of any such obligations.

    14. Change in Ownership of Premises: If the ownership of the Premises or the name or address of the party entitled to receive rent hereunder shall be changed, the Tenant shall, until receipt of proper notice of such change, continue to pay the rent and other charges herein reserved accrued and to accrue hereunder to the party to whom and in the manner in which the last preceding installment of rent or other charge has paid, and each such payment shall, to the extent thereof, exonerate and discharge the Tenant.

    15. Condemnation: If the whole of the Building or such substantial portion thereof as will make Premises unusable for the purposes referred to herein shall, be condemned by any legally constituted authority for any public use or purpose, then in either of said events the term hereby granted shall cease from the time when possession thereof is taken by the condemning authority, and rental shall be accounted for as between Landlord and Tenant as of that date. In the event the portion condemned is such that the remaining portion can, after restoration and repair, be made useable for Tenant's purposes, then this Lease shall not terminate; however, the rent shall be reduced equitably to the amount of the Premises taken. In such an event, Landlord shall make such repairs as may be necessary as soon as the same can be reasonably accomplished. Such termination, however, shall be without prejudice to the rights of either Landlord or Tenant, or both, to recover compensation and damage caused by condemnation from condemnor. It is further understood and agreed that neither the Tenant nor Landlord shall have any rights in any award made to the other by any condemnation authority.

    16. Right of Landlord to Enter: The Tenant agrees that upon reasonable notice the Landlord or its agents may at all reasonable times enter upon the Premises for the purpose of inspection or repair of the Building or the Building systems and such other purposes as Landlord may deem necessary or proper for the reasonable protection of Landlord's interest in the Premises, the same shall be done without interference with Tenant's use of the Premises and shall be subject to Tenant's reasonable requirements concerning security and access. In addition, the Landlord may enter the Premises upon reasonable notice at all reasonable times to exhibit the Premises to prospective purchasers. During the three (3) months immediately preceding the final expiration of the term created hereunder or any renewal thereof, the Landlord may exhibit the Premises upon reasonable notice to prospective Tenants and/or affix a notice that the Premises are for rent; such notice shall not be greater than four (4) square feet in area, and shall be affixed to a suitable part thereof, exclusive of doors and windows and so as to not obstruct the Tenant's signs.

    17. Taxes: Landlord agrees to pay, before they become delinquent, all taxes, assessments and governmental charges of any kind and nature whatsoever (hereinafter collectively referred to as "Taxes") lawfully levied or assessed against the Building and the grounds, parking areas, driveways and alleys around the Building, except any taxes attributable to the operation of Tenant's business or Tenant's property. Pursuant to Paragraph 4 Tenant is obligated to pay Landlord it's proportionate share of any such costs.

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        If at any time during the term of this Lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereof, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the Premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "taxes" for the purposes hereof.

    18. Fire and Extended Coverage Insurance: Landlord agrees to keep in force policies of fire and extended coverage insurance which shall insure the Building against such perils or loss as Landlord may deem appropriate including vandalism and malicious mischief, in an amount equal to one hundred percent (100%) of the replacement cost of the Building and the improvements installed by the Landlord. Pursuant to Paragraph 4 Tenant is obligated to pay Landlord it's proportionate share of any such costs.

        Tenant agrees to maintain and keep in force, at its expense and throughout the term hereof, insurance against fire and such other risks as are from time-to-time included in standard extended coverage endorsements including vandalism and malicious mischief, insuring Tenant's stock-in-trade, trade fixtures, furniture, furnishings, floor and wall coverings, special equipment and all other items of personal property of Tenant located on or within the Premises and all such other improvements as are made by the Tenant to the Premises.

        Landlord and Tenant hereby mutually release and discharge the other from loss or damage to the described Premises or the contents, including any improvements and betterments located in or on the described Premises, to the extent such loss or damage is insured by the described fire and extended coverage insurance.

         Both Landlord and Tenant agree to furnish the other a certificate of insurance evidencing the required fire and extended coverage insurance and giving the certificate holder thirty (30) days notice of intent to cancel, non-renew or amend such insurance.

         If Tenant elects to satisfy this condition by self insuring, it may do so provided it provides Landlord and Landlord's insurance agent with (1) documentation establishing values of Tenant installed fixtures, furnishings, equipment, inventory and process equipment or other material used in Tenant's operation; (2) provide Landlord with financial statements and other information evidencing Tenant's financial ability to maintain the Premises and contents as self insured and (3) that Landlord's attorney shall prepare an agreement regarding subrogation of claims in the event of a casualty loss of Tenant's fixtures, furnishings and/or inventory.

    19. Damage and Destruction: In the event the Premises are damaged by any peril covered by standard policies of fire and extended coverage insurance to an extent which is less than fifty percent (50%) of the cost of replacement of the Premises, the damage to that portion of the Premises which Landlord is obligated to insure pursuant to the immediately preceding paragraph hereof, shall promptly be repaired by landlord, at Landlord's expense but in no event shall Landlord be required to repair or replace Tenant's stock-in-trade, trade fixtures, furniture,

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furnishings, special equipment and personal property which Tenant is required to insure pursuant to the immediately preceding paragraph hereof. In the event of such damage and (a) Landlord is not required to repair as provided herein, or
(b) the Premises are damaged to the extent of fifty percent (50%) or more of the cost of replacement of the Premises, or (c) the Building is damaged to the extent of fifty percent (50%) or more of the cost of replacement, or (d) such damage is twenty-five percent (25%) or more of the cost of replacement of the Premises and the same occurs during the last year of initial term or any extensions or renewal terms of this Lease, then, in any such event (s), Landlord may elect either to repair or rebuild the Premises or the Building of which the Premises are a part, as the case may be, or to terminate this Lease upon giving notice of such election, in writing, to Tenant within ninety (90) days after the happening of the event causing such damage.

         If such damage, repairing or rebuilding shall render the Premises untenantable, in whole or in part, a proportionate abatement of the rent and additional rent stipulated herein shall be allowed from the date such damage occurred until the date Landlord completes the repairs or rebuilding, said proportion shall be computed on the basis of the relation which the gross leasable area of the space rendered untenantable bears to the gross leasable area of the Premises. If Landlord is required or elects to repair the Premises as provided herein, Tenant shall repair or replace its floor and wall coverings pursuant to the terms hereof, in a manner and to at least a condition equal to that prior to such damage or destruction; in addition, Tenant shall repair or replace its stock-in-trade, trade fixtures, furniture, furnishings, special equipment in a manner and to a condition Tenant deems appropriate and adequate for the conduct of its business within the Premises. In addition, Tenant is hereby given the sole option to terminate this Lease in the event repairing or rebuilding to be effected by Landlord and required hereunder cannot be completed within one hundred twenty (120) days from the date of the occurrence of the damage and destruction.

    20. Liability of Landlord: Tenant waives all claims against Landlord for damages to goods or for injuries to persons on or about the Premises or common areas from any causes arising at any time other than damages or injuries directly resulting from Landlord's negligence. The Tenant will indemnify Landlord on account of any damage or injury to any persons, or to the goods of any person, arising from the use of the Premises by the Tenant, or arising from the failure of Tenant to keep the Premises in good condition as provided herein. The Landlord shall indemnify Tenant on account of any damage or injury to any persons, or to goods of any person, arising from the use of the Premises by the Landlord. Landlord shall not be liable to the Tenant for any damage by or from any act of negligence of any other occupancy of the same Building. The Tenant agrees to pay for all damages to the Building, as well as all damage or injuries suffered by Tenant or occupants thereof caused by Tenant's negligence.

        Landlord is specifically not responsible under any circumstance for any damage to any computer, computer component, or computer peripheral, hardware or software damaged by any interruption, usage or variation for whatever reason in the electrical distribution system in the building, unless resulting from Landlord's negligence.

    21. Liability Insurance: In addition to the policies of fire and extended coverage insurance to be kept and maintained by Landlord and Tenant pursuant to paragraph 20

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hereinabove, Landlord and Tenant shall each obtain and keep in force during the term hereof and any extension or renewal terms, policies of commercial general liability providing bodily injury and property damage liability with combined single limits of not less than One Million Dollars ($1,000,000.00). The Tenant shall, in addition, name the Landlord as additional insured under such liability policy. Pursuant to Paragraph 4 Tenant is obligated to pay Landlord it's proportionate share of any such costs.

        Both Landlord and Tenant agree to furnish the other a certificate of insurance evidencing the required liability coverage and giving the certificate holder thirty (30) days notice of intent to cancel, non-renew or amend such insurance.

    22. Parking: Landlord shall make available to Tenant, fifty (50) parking spaces at the location shown on the attached Exhibit "D". Parking charges are included in Tenant's base rent rate. Provided, however, in the event the City of Winston-Salem, Downtown Development Corporation or Landlord construct a structured parking garage for use by Tenants of the Downtown Research Park, the amount, if any, of monthly parking charge in such deck in excess of Twenty-Five Dollars ($25.00) per month shall be paid by Tenant for those spaces required by Tenant. Landlord shall have the right to move the Tenant parking spaces from the surface lot to a parking deck constructed in the block bounded by Belews Street, Patterson Avenue, First Street and Salem Avenue or the block bounded by First Street, Chestnut Street, Third Street and Patterson Avenue as long as there is no cost to Tenant.

    23. Signs: Landlord shall review and approve the design of Tenant's signage.

    24. Utilities: Tenant shall pay for water and sewer used within the Premises. Tenant shall pay its separately metered charges for electricity and gas used within the Premises.

    25. Janitorial Services: Tenant shall provide janitorial services to the interior of its Premises.

    26. Extermination: The Landlord shall provide pest control service within the Premises and Tenant shall pay the cost for this service. Pursuant to Paragraph 4 Tenant is obligated to pay Landlord it's proportionate share of any such costs.

    27. Plate Glass Breakage: Landlord shall be responsible for repair and replacement in the event of plate glass damage or breakage, except in the event of negligence of Tenant. Pursuant to Paragraph 4 Tenant is obligated to pay Landlord it's proportionate share of any such costs.

    28. Garbage Removal: Landlord will be responsible for providing a dumpster for garbage and arrange for its systematic pickup. Pursuant to Paragraph 4 Tenant is obligated to pay Landlord it's proportionate share of any such costs.

    29. Fire Extinguishers: In the event a fire extinguisher is provided by Landlord on the Premises, Landlord shall be responsible for the maintenance thereof. Pursuant to Paragraph 4 Tenant is obligated to pay Landlord it's proportionate share of any such costs.

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    30. Storing of Flammable Materials: The Tenant agrees that it shall not store nor shall it use any dangerous and/or flammable material(s) within or around Premises in a manner which violates any law or which may cause the costs incurred by Landlord with respect to taxes and insurance regarding the Premises to increase in which case Tenant shall bear the cost of any such increase.

    31. Replacement of Light Bulbs: The Landlord shall replace all light bulbs within Premises. Tenant shall pay the cost of said replacement. Pursuant to Paragraph 4 Tenant is obligated to pay Landlord it's proportionate share of any such costs.

    32. Removal of Tenant's Fixtures: The Tenant shall have the privilege at any time, on or before vacating the Premises, of removing any or all of its personal property, equipment and fixtures, and Tenant shall repair any damages caused by the removal thereof and shall leave the Premises in good and clean condition and repair.

    33. Default by Tenant: In the event Tenant shall fail to pay monthly rental by the tenth (10th) day of the month; or if Tenant is adjudicated a bankrupt; or if Tenant files a petition on bankruptcy under any section or provision of the bankruptcy law; or if an involuntary petition in bankruptcy is filed against Tenant, and same is not withdrawn or dismissed within sixty (60) days from the filing thereof; or if a receiver or trustee is appointed for Tenant's property and the order appointing such receiver or trustee remains in force for thirty
(30) days after the entry of such order; or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the rent or any part thereof is, or is proposed to be, reduced or payment thereof deferred; or if Tenant makes an assignment for the benefit of creditors; or if Tenant's effects should be levied upon or attached under process against Tenant, not satisfied or dissolved within thirty
(30) days after written notice from Landlord to tenant to obtain satisfaction thereof; or if Tenant shall vacate or abandon the Premises; or if Tenant shall fail to perform or observe any other covenant, agreement, or condition to be performed or kept by the Tenant under the terms and provisions of this Lease, and such failure in any one such event shall continue for thirty (30) days after written notice thereof has been given by Landlord to Tenant; then in any one of such events, Landlord shall have the right, at the option of the Landlord, then or at any time thereafter while such default or defaults shall continue, to elect either: (1) to cure such defaults at the expense of Tenant and without prejudice to any other remedies which Landlord might otherwise have, any payment made or expenses incurred by Landlord incurring such default shall bear interest thereon at eighteen percent (18%) per annum, or at such maximum legal rate as permitted by North Carolina law, whichever shall be lower, to be and become additional rent to be paid by Tenant with the next installment or rent falling due thereafter; or (2) to re-enter the Premises and dispossess Tenant and anyone claiming under Tenant, by summary proceedings pursuant to the laws of the State of North Carolina, and remove their effects, and take complete possession of the Premises and either (i) declare this Lease forfeited and the term ended, or (ii) elect to continue this Lease in full force and effect, but with the right at any time thereafter to declare this Lease forfeited and the term ended; or (iii) exercise any other remedies or maintain any action permitted to Landlord pursuant to the laws of the State of North Carolina, or any other applicable laws. In such re-entry the Landlord may, under process of law, have all persons and Tenant's personal property removed from the

Premises. Tenant hereby covenants in such event of default for itself and all others occupying the Premises under Tenant, to peacefully yield up and surrender the Premises to the Landlord. Should Landlord justifiably declare this Lease forfeited and the term ended subject to due process, the Landlord shall be entitled to recover from Tenant the rental and all other sums due and owing by Tenant to the date of termination, plus the costs of curing all of Tenant's defaults existing at or prior to the date of termination, plus the deficiency, if any, between Tenant's rental hereunder and the rental obtained by Landlord on another Lease for the balance of the term remaining under this Lease should Landlord, following default as aforesaid, elect to continue this Lease in full force. Landlord shall use its best efforts to rent the Premises by private negotiations, with or without advertising and on the best terms available for the remainder of the term hereof, or for such longer or shorter period as Landlord shall deem advisable. Tenant shall remain liable for all rentals and other charges and costs imposed on Tenant herein, in the amounts, at the times and upon the conditions as herein provided, but Landlord shall credit against such liability of the Tenant all amounts received by Landlord from such reletting after first reimbursing itself for all costs incurred in curing Tenant's defaults and re-entering, preparing and refinishing the Premises for reletting, and reletting the Premises, and for the payment of any procurement fee or commission paid to obtain another Tenant, and for all attorney fees and legal costs incurred by landlord.

    34. Re-Entry by Landlord: No re-entry by Landlord or any action brought by Landlord to oust Tenant from the Premises shall operate to terminate this Lease unless Landlord shall give written notice of termination to Tenant, in which event Tenant's liability shall be as above provided. No right or remedy granted to Landlord herein is intended to be exclusive of any other right or remedy, and cumulative and in addition to any other right or remedy hereunder or now or hereafter existing in law or equity or by statute. In the event of termination of this Lease, Tenant waives any and all rights to redeem the Premises either given by any stature now in effect or hereafter enacted.

    35. Waiver of Rights: No waiver by Landlord or Tenant of any provision hereof shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof other than failure of Tenant to pay the particular rent so accepted regardless of Landlord's knowledge of said preceding breach at the time of acceptance of such rent.

    36. Notices. All notices and demands of any kind which Landlord and Tenant may be required to give or serve upon the other party may be given and shall be deemed to have been given by depositing one copy of it in the United States Mail, postage paid, certified mail, return receipt requested, addressed as follows:

        LANDLORD: Piedmont Institute for Research & Technology II, LLC
                  c/o JDL Castle Corporation
                  P.O. Box 1395
                  Winston-Salem, NC  27102

        TENANT: Frisby Technologies, Inc.
                Attn.:  Greg Frisby
                111 North Chestnut Street Suite 100
                Winston-Salem, NC 27101


        Either party may in addition deliver written notice by hand delivery. Further, the parties hereto may give or receive notice by or from their respective attorneys and may, by like notice, designate a new address to which subsequent notice shall be directed.

    37. Compliance with Laws: Tenant shall promptly execute and comply with all laws, ordinances, rules regulations and requirements of any or all federal, state and municipal authorities having jurisdiction over the manner in which the Tenant's business is conducted, but only insofar as these laws, ordinances, rules and regulations and requirements are violated by the conduct of Tenant's business.

    38. Surrender: Upon the termination of this Lease or any extensions or renewals hereof, the Tenant shall surrender the Premises in good and clean condition and repair as when received, excepting only normal wear and tear and damage by fire and other casualty damage covered by insurance and paid to Landlord. Tenant shall not remain in the Premises without the benefit of a written Lease or Renewal Agreement executed by the parties hereto prior to the expiration of the then existing term. No other holding over of the Premises shall be allowed on any basis whatsoever, except as otherwise herein provided.

    39. Holdover: In the event Tenant remains in possession of the leased Premises after the expiration of the term of this Lease, without having first extended this Lease by written agreement with Landlord, and without either party realizing the term of this Lease has expired, such holding over shall not be construed as a renewal or extension of this Lease. Such holding over shall be deemed to have created and be construed as tenancy from month to month, terminable on 30 days notice in writing from either party to the other. The monthly rental to be paid shall be One Hundred Twenty-Five percent (125%) of the monthly rental payable during the last month of the term of the Lease. All other terms and conditions of this Lease shall continue to be applicable for both Landlord and Tenant.

        If Tenant fails to surrender the Premises to Landlord on expiration of the term as required by this paragraph, Tenant shall hold Landlord harmless from all damages resulting from Tenant's failure to surrender the Premises, including without limitation, claims made by the succeeding Tenant resulting from Tenant's failure to surrender the Premises.

    40. Liens: If Tenant shall cause any material to be furnished to the Premises or labor to be performed thereon or therein, Landlord shall not under any circumstances be liable for the payment of any expenses incurred or for the value of any work done or material furnished. All such work shall be at Tenant's expense and Tenant shall be solely and wholly responsible to all contractors, laborers, and material men furnishing labor and material to the Premises. Nothing herein shall authorize the Tenant or any person dealing through, with or under Tenant to charge the Premises or any interest of the Landlord therein or this Lease with any mechanic's liens or other lien or encumbrance whatever. On the contrary, (and notices is hereby given) the right and power to charge any lien or encumbrance of any kind against the Landlord or its estate is hereby expressly denied.

    41. Benefits, Burdens and Entire Agreement: This Lease is binding on and benefits the parties hereto and their respective heirs, legal representatives, successors, nominees and assigns. Liabilities hereunder shall be joint and several upon all who sign this agreement. Throughout this agreement the masculine gender shall be deemed to include the feminine, the feminine the masculine, the singular the plural and the plural the singular.

        This Lease contains the entire agreement between the parties hereto with respect to the Premises leased hereunder; further this Lease may not be modified, altered or amended, except by an instrument in writing, executed by the parties hereto or their respective heirs, legal representatives, successors, nominees or assigns and which instrument shall be attached hereto as an amendment to this Lease and shall thereby become a part hereof.

    42. Attorney's Fees: If either the Landlord or Tenant files an action to enforce any agreement contained in this Lease, or for breach of any covenant or condition, the prevailing party in any such action, shall be reimbursed by the other party for reasonable attorneys' fees in the action.

    43. Governing Law: This Lease shall be governed by and construed under the laws of the State of North Carolina.

    44. Estoppel Certificates: Tenant may be required, from time to time, to execute and deliver to Landlord a similar certificate for purpose of refinancing, syndication, sale of property, etc. In such event, Tenant shall have ten (10) days from its receipt thereof from Landlord to execute and deliver such fully executed certificate to Landlord. Tenant's failure to execute said certificate shall constitute a default hereunder.

    45. Non Compete Clause: Landlord shall not leave any space in the Building which houses Frisby Technologies, Inc. to any competitor engaged in the research and/or manufacture of thermal management products.

    46. The Landlord, in consideration of Tenant entering into this Lease and without any payment by Tenant has transferred to Jeff Frisby & Greg Frisby (Frisby) a ten percent (10%) Membership Interest in the Piedmont Institute for Research and Technology II, LLC (PIRT II). Upon the occurrence of an event of default by Tenant under this Lease Agreement Frisby shall thereby forfeit, without payment or other consideration, all right title and interest including (without limitation) all of its Membership Interest (as such term is defined) in PIRT II, LLC as a member of the LLC. This forfeiture is in addition to any of the remedies available to Landlord under this Lease.

        In consideration of Tenant occupying the contiguous lower floor (the Expansion Space) in accordance with the terms hereof Frisby shall receive an additional Membership Interest of two and one-half percent (2.5%) upon the occupancy of the first phase of Expansion Space (being not less than 50% of the Expansion Space) and an additional two and one-half percent (2.5%) at occupancy of the second phase of Expansion Space. The expansion shall occur on or before 24 months from the date of possession of the Premises pursuant to Paragraph 3.

        In the event that Tenant remains in possession and in compliance with the terms and conditions of the Lease Agreement for the Premises and Expansion Space for a period of twenty (20) years the Membership Interest shall not be subject to termination.

    47. Termination of Lease Agreement: Tenant shall have the right to terminate this Lease at the end of the tenth (10th) year upon notice given to Landlord at the end of the ninth (9th) Lease year. Tenant will remain in possession of this space during the tenth (10th) Lease year following notice. If a replacement Tenant acceptable to Landlord is not obtained by the end of the tenth (10th) Lease year, Tenant will pay an additional six (6) months rent following the termination of the Lease and vacating the Premises.

IN TESTIMONY WHEREOF, this lease has been executed by the parties hereto, in duplicate originals, as of the date first above written.


Frisby Technologies, Inc., TENANT

BY: /s/ Gregory S. Frisby
    -----------------------------------
       Greg Frisby               (SEAL)


ATTEST: /s/ Douglas J. McCrosson
        ------------------------
        Secretary


NEW YORK
COUNTY OF NASSAU

I, Ingrid Hesse, Notary Public for said County and State, certify that Douglas
J. McCrosson personally came before me this day and acknowledged that he/she is the Secretary of Frisby Technologies, Inc., the foregoing instrument was signed in its name by its Chairman sealed with its corporate seal, and attested by Douglas J. McCrosson, as its Secretary.

Witness my hand and official seal, this the 2nd day of March, 1998.

(Official Seal)         Notary Public /s/ Ingrid Hesse

My commission expires October 31, 1999

--------------------------------------------------------------------------------


Piedmont Institute for Research & Technology II, LLC., LANDLORD

s/s W. David Shannon
------------------------------------------
W. David Shannon                    (SEAL)
Managing Member


STATE OF NORTH CAROLINA
COUNTY OF FORSYTH

    I, Jennifer D. Thames, a Notary Public in and for the aforesaid County and State do hereby certify that W. David Shannon personally appeared before me this date and acknowledged the due execution of the foregoing instrument for the purpose therein expressed.

WITNESS my hand and Notarial Seal, this the 4th day of March 1998


My Commission Expires:  5/16/99       /s/ Jennifer D. Thames

                                   EXHIBIT "B"

                    WORK LETTER AGREEMENT AND SPECIFICATIONS
                    FRISBY TECHNOLOGIES, INC. LEASE PREMISES
                           FRISBY TECHNOLOGIES CENTER

BUILDING EXTERIOR
         Structure
         The building is heavy timber with brick masonry cladding. New roof will be installed.

         Glass
         Windows areas will consist of an aluminum framing system pre-finished with a color selected to compliment the building facade. Glass will consist of double pane insulated units to enhance mechanical performance and compliment the building exterior.

         Windows adjacent to parking deck (northside of Premises) shall retain glass block windows for security/visual aesthetics.

         Executive patio areas and conference rooms on the east building facade will be provided with operable windows and/or open window penetrations finished with break metal trim.

GLASS BLOCK
         Landscape/Hardscape/Courtyard
         The site shall contain amenities including hardscaping of sidewalks and appropriate landscape. Landscaping shall compliment the building and its surroundings.

CEILINGS AND INTERIOR FINISHES
Ceilings must be at least nine feet (9') in offices clear from floor to the lowest obstruction. With the exception of areas shown on finished schedule, ceilings will receive acoustical treatment. Protrusions of fixtures into traffic ways shall be avoided. Ceilings must be a flat plane in each room and suspended with fluorescent recessed fixtures and finished as follows.
         Restrooms: Acoustical tile or lay in panels with textured or patterned surface.
         Offices and Conference Rooms: Acoustical tile or lay in panels with textured or patterned.
         Breakroom Areas:  Acoustical tile will be provided.

CORRIDORS/OPEN OFFICES
Existing wood timber and ceiling shall be sand blasted and sealed to provide open finish in those areas marked on the finished schedule and attached plans.
         Wall Coverings
         Prior to occupancy, all wall space will be covered as provided for in the attached finish schedule.
         Doors: Exterior
         Exterior doors must be heavy duty, full flush, hollow steel construction, insulated tempered glass or existing monumental glass doors. Exterior doors shall be weather-tight, equipped with automatic door closures and open outward. Hinges, pivots, and pins shall be installed in a manner which prevents removal when the door is closed and locked.
         Doors: Interior
         Doors will have heavy duty hardware with hardware stops. Building standard doors shall be solid core wood with lever hardware. Passage locks will be provided. Doors to private offices shall be master keyed. Hardware for doors in the means of egress shall conform to NFPA Standard No. 101.
         Partitions
         Partitions and dividers will be provided as shown on floor plans attached.
         Partitions: Permanent
         Permanent partitions will be provided as necessary to surround corridors, toilet rooms and janitor closets and will extend from the structural slab to the structural ceilings above.
         Partitions: Subdividing Office subdividing partitions will extend from the finished floor to the finished ceiling.

FLOOR COVERING AND PERIMETERS
Floor covering may be either resilient flooring, carpet or wood as shown on finished schedule.
         Office Areas/Carpet: Prior to occupancy carpet will cover all office areas as shown on the attached Finished Schedule.
         Breakroom/Wet Lab/Lounge/QA: Resilient flooring will be used in these areas.
         Executive Restrooms: Three (3) executive restrooms will be provided. Two (2) shall utilize resilient flooring. CEO Restroom shall have unglazed ceramic tile.
         Toilet Service Areas: Unglazed ceramic tile shall be used in all toilet areas.
         Carpet - Physical Requirements:
                  Carpet pile construction: Level loop, textured loop, level cut pile, or level cut/uncut pile
                  Pile weight: Twenty-eight (28) ounces per square yard Secondary Back: Synthetic fiber or jute for glue-down installation.
                  Static Buildup: 3.5 KV maximum with built-in static dissipation is recommended: "Static-Controlled" is acceptable. Carpet - Installation: Carpet must be installed in accordance with manufacturing instructions to lay smoothly and evenly.

DRINKING FOUNTAINS
The Lessor shall provide 2 or more drinking fountains.

RESTROOMS
Separate toilet facilities for men and women shall be provided on each floor. Each toilet room shall have sufficient water closets enclosed with stall partitions and doors, urinals (in Men's Room), and hot and cold water. A single shower stall shall be provided in each restroom. Water closets and urinals shall not be visible when the exterior door is open. Each main toilet room shall contain:
        Equipment:
        A mirror above the lavatory.

        A toilet paper dispenser in each water closet stall.
        A coat hook on inside face of door to each water closet stall. At least one (1) paper towel dispenser, soap dispenser and waste receptacle for every two (2) lavatories.

EXECUTIVE RESTROOMS
        Landlord shall provide three (3) executive restrooms. CEO Restroom shall have superior finishes including tile floor, vinyl covered wall covering, incandescent can lights, commode, sink, vanity and restroom fixtures. Two (2) Vice President and conference room restrooms shall have resilient tile flooring, painted walls, fluorescent fixtures and building standard accessories, equipment and plumbing fixtures.

HEATING AND AIR CONDITIONING

A new heating and air conditioning system shall be installed consisting of a chilled water system sized to accommodate load required and ducted to provide distribution in accordance with the floor plan attached.
        Zone Control: air control will be provided for 8 zones. All areas will be equipped override controls for extended hours of operation.

VENTILATION
Outside air shall be provided to all office space for a minimum of fifteen (15) cubic feet per minute (CFM) for each person or 0.2 CFM per square foot, whichever is greater. Economizer cycle free cooling, using outside air, may be used for cooling.

ELECTRICAL: GENERAL
The Lessor shall be responsible for meeting the applicable requirements of the National Electric Code, the National Electric Safety Code, Standards of the National Electric Manufacturers' Association, Insulated Power Cable Engineers' Association, the American Institute of Electrical Engineers, and local codes and ordinances. Main service facilities will be enclosed. Distribution panels must be circuit breaker type with ten percent (10%) spare power load and circuits.

ELECTRICAL: DISTRIBUTION
See Plan Notes/Specifications attached hereto.

LIGHTING: INTERIOR
See Plan Notes/Specifications attached hereto.

Low brightness, parabolic type 2' x 4' fluorescent fixtures using no more than
2.0 watts/square foot shall be provided as shown on attached Plan
Notes/Specifications.

One hundred eighteen incandescent (118) fixtures shall be provided in corridors providing ingress and egress within the leased space.

Building entrances and parking areas will be lighted. Ballasts are to be rapid-start, thermally protected, voltage regulating type, UL listed and ETL approved.

Storage, open lab and warehouse area shall be lit with surface mounted fluorescent fixtures as shown on attached Plan Notes/Specifications.

PORTABLE FIRE EXTINGUISHERS
Portable type fire extinguishers meeting requirements of NFPA Standard No. 10 shall be provided. Inspection (quick check) and maintenance (thorough check) of these extinguishers shall be done in accordance with NFPA Standard No. 10.

EXIT AND EMERGENCY LIGHTING
Emergency lighting must provide at least 0.5 foot candle of illumination throughout the exit path, including exit access routes, or other routes such as passageways to the outside of the building.

SECURITY
Installation of security systems will be Tenant responsibility.

LAN/WAN/TELEPHONE/DATA
Installation of wiring shall be the responsibility of the Tenant.

                    FRISBY TECHNOLOGIES, INC. LEASE PREMISES
                            PLAN NOTES/SPECIFICATIONS

Tenant Allowances for Signage:  Lobby/Reception and Conference area:

        Design elements of these allowances controlled by Frisby except building Signage subject to provisions and regulations of the Conditions Covenants and Restrictions applicable to the Downtown Research park;

        Allowance amounts and method of providing are set forth in Letter Agreement of even date;

Tenant selections for paint, carpet color, base color (carpet or rubber cove) resilient tile and ceramic tile floor coverings will be made from sample material provided by Landlord within 60 days following execution of Lease Agreement;

Tenant installation of LAN/WAN/Telephone and Data lines at Tenant expense. Landlord will coordinate with Tenant vendor and provide access during construction;

Executive restrooms - 3 total - shall be provided. CEO bath superior quality finishes. VP and Conference bath standard finishes as set forth in Finish Schedule.

Electric:

        Provision for connected load required for Tenant and 20% expansion

        Quantities of electric fixtures by type. Additional fixtures/receptacles are available at Tenant request and subject to Change Order Charge as outlined in the Attached Unit Price for Change Orders:

        Duplex Receptacles 140
        GFIC Receptacles - Wet Areas 11
        Surface Fluorescent Fixtures 109
        Lay in fluorescent Fixtures 116
        Surface Incandescent 118
        Lay in Incandescent 1

HVAC: 8 Thermostat control zones with appropriate dampers, ducting, return air and control.

Partitions: Partitions as shown on the floor plan marked to identify Floor to Deck (Full Ht) and 9'0" partitions. Additional partitions will be provided at Tenant request and subject to change Order Charge as outlined in the attached Unit Price for Change Orders.

Flooring: Marked on attached floor plan and set forth in finish Schedule.

                     FRISBY TECHNOLGIES INC. LEASE PREMISES
                                 FINISH SCHEDULE

The Schedule below lists rooms as shown on the Frisby Technologies Inc. Lease Plan dated February 27, 1998 shows interior finishes for each area. The Plan Notes and Specifications quantities for interior installations and unit costs for Tenant requested changes.

       PLAN AREA       FLOOR       BASE      WALLS     CEILINGS        LIGHTING
       ---------       -----       ----      -----     --------        --------
Lobby/Reception          W           W        SRP          W             ICS
Display                  W           W        SRP         AT             ICS
Director Tech Dev        C          CAR       SRP         AT              LF
Administration/Open      C          CAR       SRP          W              SF
VP Marketing             W           W        SRP          W             ICS
VP Tech                  W           W        SRP          W             ICS
Conference E             W           W        SRP          W             ICS
CEO                      W           W        SRP          W             ICS
Multi Purpose            C          CAR       SRP         AT              LF
Office-N                 C          CAR       SRP         AT              LF
Office-N                 C          CAR       SRP         AT              LF
Office-N                 C          CAR       SRP         AT              LF
Conference-N             C          CAR       SRP         AT              LF
Breakroom                C          CAR       SRP         AT              LF
Restroom/Shower          RT         RC        SRP         AT              LF
Open Lab                 W           W        SRP          W              SF
Storage                  W           W        SRP          W              SF
Conference W             C          CAR       SRP         AT              LF
Office-W                 C          CAR       SRP         AT              LF
Office-W                 C          CAR       SRP         AT              LF
Office-W                 C          CAR       SRP         AT              LF
Office-W                 C          CAR       SRP         AT              LF
Office-S                 C          CAR       SRP         AT              LF
App Eng/Marketing        C          CAR       SRP          W              SF
Wet lab and Office       RT         RC        SRP         AT              LF
QA and Office            RT         RC        SRP         AT              LF
Warehouse                W           W        SRP          W              SF
Climate Controlled       W           W        SRP          W              SF
Halls - Circulation      W          NA        SRP          W             ICS
CEO Restroom             CT      CT Wains     SRP         AT             ICL
VP Restrooms             RT         RC        SRP         AT              LF

ABBREVIATIONS AND SPECIFICATIONS NOTES

Base:                                     Flooring:

   RC          Rubber Cove                   W               refinished wood with two finish coats
   CT          Ceramic Tile Base             C               Building standard 28 oz. carpet
   WB          Wood Base                     RT              Vinyl composition tile
   CAR         Carpet Base                   CT              Ceramic Tile
NOTE: Wood base will be installed along perimeter brick walls
Ceilings:                                 Lighting:
   AT          Acoustical tile Lay In        LF              Law in fluorescent 2 x 4 fixture
   W           Sandblasted/sealed wood       SF              Surface mounted fluorescent 2 fixture
                                             ICS             Surface mounted incandescent can light
                                             ICL             Lay in incandescent can light
Walls:
   SRP         Sheetrock Painted
 CT Wains      Ceramic Tile Wainscot
NOTE:  All perimeter walls are sandblasted and sealed brick

                                   EXHIBIT "B"

                                [GRAPHIC OMITTED]

                                   EXHIBIT "A"

                             (Building Description)


                                [GRAPHIC OMITTED]

                                   EXHIBIT "C"

                (Floor Plan and Specification of Expansion Space)

                                [GRAPHIC OMITTED]

                                   EXHIBIT "D"

                                (Parking Layout)

                                [GRAPHIC OMITTED]